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                                                                     Exhibit 2.2

                                 EXECUTION COPY

                   AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

     Reference is made to the Asset Purchase Agreement dated as of June 4, 2001 (the "Asset Purchase Agreement") by and among Amana Appliance Company, L.P., a Texas limited partnership ("Seller"), Goodman Global Holdings, Inc., a Texas corporation ("Global"), Maytag Corporation, a Delaware corporation ("Buyer"), and Maytag Worldwide N.V., a Netherlands Antilles corporation ("Maytag Worldwide"). Capitalized terms used but not defined herein have the meaning set forth in the Asset Purchase Agreement.

     WHEREAS, Seller, Buyer, Global and Maytag Worldwide desire to amend the Asset Purchase Agreement and set forth certain other agreements and understandings and desire that, except as set forth herein, the Asset Purchase Agreement shall remain in full force and effect.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of what are hereby acknowledged, the undersigned hereby agree to amend the Asset Purchase Agreement and otherwise agree as follows:

     1. Article I is hereby amended as follows:

     (a) The definition of "Closing Date Pro Forma Balance Sheet" is amended by adding the following language at the end of such definition:

     "and except that the Closing Date Pro Forma Balance Sheet shall include a reserve of $5,200,000 for potential liabilities, costs and expenses related to the Schedule 3.24 Issues."

     (b) The definition of "Product Warranty Claims" is amended by adding the following language at the end of such definition:

     "or otherwise reflected in the Closing Date Pro Forma Balance Sheet."

     (c) The following defined terms are added thereto:

     "Schedule 3.24 Expenses" has the meaning specified in Section 5.22."

     "Schedule 3.24 Issues" has the meaning specified in Section 3.24 of the Disclosure Schedule."

     2. The Disclosure Schedule is amended and restated, effective as of June 4, 2001, to read as set forth in Annex I hereto. The annexes attached to the original Disclosure Schedule that was delivered by the undersigned at the time of the execution of the Asset Purchase Agreement shall be deemed to be attached to Annex I for all purposes, except in the

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cases of Annexes A-1, A-2, A-3 and N, which shall be replaced in their entirety by the comparably denominated annexes appended to Annex I hereto.

     3. Buyer agrees to pay, on behalf of Seller, certain retention and transaction-related bonuses and other amounts (and related employment and withholding taxes and other deductions) to such former employees of Seller, and in such amounts, as may be specified in a schedule or schedules to be delivered by Seller to Buyer within 30 days after the Closing Date. The total amount of such payments (including related employment and withholding taxes and other deductions) shall be set forth as a liability on the Closing Date Pro Forma Balance Sheet.

     4. Article V is hereby amended by adding the following section:

     5.22 Schedule 3.24 Issues. (a) Seller agrees to cooperate with Buyer in addressing the Schedule 3.24 Issues and to furnish without charge to Buyer such engineering and other assistance as Buyer may reasonably request in connection therewith. Buyer agrees to consult with Seller regarding actions taken by Buyer after the Closing to address the Schedule 3.24 Issues, it being understood that all decisions with respect thereto, including decisions with respect to notifications to and negotiations with governmental and regulatory agencies and any proposed action to recall or repair affected products, shall be made by Buyer in its commercially reasonable discretion; provided that Buyer agrees to promptly provide to the Consumer Product Safety Commission a full report of the facts previously disclosed by Seller regarding the Schedule 3.24 Issues and to seek "fast-track" treatment of any actions related thereto.

     (b) Seller agrees to reimburse Buyer for 50% of all costs, expenses, losses, liabilities and other damages incurred by Buyer and its Affiliates in connection with Buyer's addressing of the Schedule 3.24 Issues ("Schedule 3.24 Expenses"), but only to the extent that the total amount of
     Schedule 3.24 Expenses exceeds $10,400,000. Schedule 3.24 Expenses shall include all costs (including direct labor costs for Buyer personnel), expenses, losses, liabilities and other damages incurred by Buyer and its Affiliates in connection with (i) notification of customers, consumers and governmental and regulatory agencies, (ii) negotiations with or proceedings instituted by any governmental or regulatory agencies, (iii) any repair or return of recalled products and any replacement products or parts that may be installed, (iv) engineering modifications to the product and production facilities and (v) Product Warranty Claims and Product Liability Claims that may be related to the Schedule 3.24 Issues.

     (c) Within 45 days after the end of each calendar quarter in which Schedule
     3.24 Expenses are incurred by Buyer and its Affiliates, Buyer will furnish to Seller a statement setting forth in reasonable detail the Schedule 3.24 Expenses incurred in such period, together with reasonable documentation supporting such Schedule 3.24 Expenses, and a calculation of the amount, if any, owed to Buyer under this Section 5.22. All amounts

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     owed under this Section 5.22 shall be paid by Seller within 30 days after receipt of the applicable statement. Buyer will give Seller and its counsel, accountants and other representatives full and free access, during normal business hours and upon the giving of reasonable prior notice, to its books and records relating to such Schedule 3.24 Expenses, and to its employees, accountants, counsel and other representatives, all without charge to the Seller, except for reimbursement of reasonable out-of-pocket expenses.

     (d) Notwithstanding anything in Section 7.2(f)(iii) to the contrary, the liability of Seller Group under Section 7.2(a)(i) for any breach of this
     Section 5.22 shall not take into account any Tax benefit inuring to the Buyer in connection with the payment of any Schedule 3.24 Expenses.

     (e) For the avoidance of doubt, the monetary limitations set forth in Sections 7.2(f)(i) and the time limitations set forth in Section 7.2(g)(ii) shall not apply to any indemnification for breach by Seller of its obligations under Section 5.22.

     5. Section 7.2(b)(ii)(E) is hereby amended and restated to read as follows:

     "(E) except as provided in Sections 5.22 and 7.2(a)(ii)(E), any Product Liability Claims or Schedule 3.24 Expenses relating to products of the Business that were manufactured or purchased by Seller or its predecessors on or prior to the Closing Date, other than Product Liability Claims relating to products manufactured at any facility previously operated by Former Owner or any of its Affiliates or predecessors and that is not included in the Purchased Assets; and"

     6. The introductory clause in Section 7.2(b)(ii)(F) is hereby amended to read as follows:

     "except as set forth in Sections 5.22 and 7.2(a)(ii)(E),"

     7. Section 7.2(g)(ii) is hereby amended by replacing the reference to "Section 7.2(a)" to "Section 7.1".

     8. The defense of any Third Party Claim relating to the Schedule 3.24 Issues shall be governed by Section 7.2(c)(iii).

     9. Buyer hereby acknowledges that nothing in Section 5.13(a)(i) will affect Buyer's obligation under the second sentence of Section 5.13(c)(i).

     10. The undersigned agree that the Estimated Change in Working Capital is $5,237,000.

     11. The undersigned agree that attached hereto as Annex II is the Allocation Schedule.


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     12. Notwithstanding any other provision of the Asset Purchase Agreement to the contrary, the undersigned agree that all encumbrances reflected in the title commitments incorporated as Annexes A-1, A-2 and A-3 to the amended and restated Disclosure Schedule attached hereto as Annex I shall constitute Permitted Encumbrances.

     13. Schedule 6.2(f) is amended by adding the following to the list of Necessary Consents, for purposes of Article VII:

     "Environmental Permit No. 1152-AOP-R1 issued by the Air Division of the Arkansas Department of Environmental Quality and Permit No. 1363301 issued by the Searcy Water and Sewer System."

     14. This Amendment No. 1 may be executed in counterparts, all of which shall be considered one and the same agreement.



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     IN WITNESS WHEREOF, this Amendment No. 1 has been executed and delivered by or on behalf of the parties as of this 30th day of July, 2001.

                                     AMANA APPLIANCE COMPANY, L.P.

                                     By:      Amana Holding Company,
                                              its sole general partner

                                              By:    /s/ Ben D. Cambell
                                                     ------------------
                                              Name:  Ben D. Campbell
                                              Title: Executive Vice President

                                     GOODMAN GLOBAL HOLDINGS, INC.

                                     By:    /s/ Ben D. Cambell
                                            ------------------
                                     Name:  Ben D. Campbell
                                     Title: Executive Vice President

                                     MAYTAG CORPORATION

                                     By:    /s/ Roger K. Scholten
                                            ---------------------
                                     Name:  Roger K. Scholten
                                     Title: Senior Vice President

                                     MAYTAG WORLDWIDE N.V.

                                     By:    /s/ Roger K. Scholten
                                            ---------------------
                                     Name:  Roger K. Scholten
                                     Title: Director


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